November 1, 2000



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Re:      JOHN HANCOCK SERIES TRUST
              John Hancock Focused Relative Value Fund

Dear Sirs:

         John Hancock Series Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies State Street Bank and Trust Company (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Amended and Restated Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated March 9, 1999 to be effective November 1, 2000.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


STATE STREET BANK                   JOHN HANCOCK SERIES TRUST
AND TRUST COMPANY                   On behalf of John Hancock Focused
                                    Relative Value Fund



By: /s/ Ronald E. Logue                     By:               /s/Maureen R. Ford
     ------------------                                       ------------------
   Name: Ronald E. Logue                         Name:        Maureen R. Ford
     Title:Vice President                        Title:       President



Attest:  /s/Nelson H. Graves                         Attest:  /s/ Wendi Vincent
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s:\funds\series\focusedrelativevalue\Custodian Agt Amendment